UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of stockholders was held on May 23, 2019.

(b) The results of the matters submitted to stockholders were as follows:

1.

Election of Eight Directors: Our stockholders elected the following eight directors to serve a one-year term expiring on the date of our 2020 annual meeting of stockholders or until his or her successor has been duly chosen and qualified.

	For	Against	Broker Non-Votes
ELIZABETH L. AXELROD	14,766,013	168,210	1,831,677
CLARE M. CHAPMAN	14,750,726	183,497	1,831,677
GARY E. KNELL	14,702,776	231,447	1,831,677
LYLE LOGAN	14,640,941	293,282	1,831,677
WILLEM MESDAG	14,766,001	168,222	1,831,677
KRISHNAN RAJAGOPALAN	14,765,998	168,225	1,831,677
STACEY RAUCH	14,651,589	282,634	1,831,677
ADAM WARBY	14,766,001	168,222	1,831,677

2.	Advisory Vote to Approve Named Executive Officer Compensation: Our stockholders approved this proposal.

For	14,406,832
Against	408,144
Abstain	119,247
Broker Non-Votes	1,831,677

3.	Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for 2019: Our stockholders approved this proposal.

For	16,694,920
Against	3,672
Abstain	67,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: May 28, 2019	By:	/s/ Kamau A. Coar
	Name:	Kamau A. Coar
	Title:	General Counsel